Exhibit 10.1
2003-000016H
HEALTH INSURANCE CONTRACT
NO. 03-016H FOR THE
METRO-NORTH HEALTH REGION
BETWEEN
PUERTO RICO HEALTH INSURANCE ADMINISTRATION
AND
TRIPLE S, INC.
This Amendment entered into this 18th day of July, 2006, at San Juan, Puerto Rico, by and between PUERTO RICO HEALTH INSURANCE ADMINISTRATION, a public instrumentality of the Commonwealth of Puerto Rico, organized under Law 72 approved on September 7, 1993, hereinafter referred to as the “ADMINISTRATION”, represented by its Executive Director, Nancy Vega Ramos and TRIPLE S, INC. a domestic corporation duly organized and doing business under the laws of the Commonwealth of Puerto Rico, with employer social security number ###-##-####, hereinafter referred to as the “INSURER” represented by its Chief Executive Director, Socorro Rivas.
WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representatives and successors, agree as follows:
WHEREAS: On June 13th, 2002, the ADMINISTRATION and INSURER entered into Contract No. 03-016 for the Metro North Health Region, a three-year contract with an effective date of July 1st, 2002 (the “Contract”) subject to annual renegotiations of the premiums. Said contract provides health insurance coverage to all enrollees in and within the Metro-North Health Area/Region, composed of the municipalities of Bayamón, Cataño, Comerío, Corozal, Dorado, Guaynabo, Naranjito, Toa Alta, Toa Baja and Vega Alta.
WHEREAS: On July 2005 and due to the assessment that was being conducted by the Evaluating Commission for the Health Reform Program the ADMINISTRATION agreed with the Insurer to amend the contract for another twelve consecutive months until June 30, 2006.
WHEREAS: Considering that the ADMINISTRATION is in the process of amending the State Plan to introduce several changes and initiatives in accordance with the Commonwealth fiscal situation; has agreed with the Insurer to amend the contract with respect to the following Articles as provided herein.
     HENCEFORTH: The Contract is hereby amended to read as follows:
ARTICLE I
DEFINITIONS
In Article I, the following definition is amended and substituted to read as follows:
CONTRACT TERM: The contract term is for fifty one (51) months after its effective date July 1st, 2002 until September 30, 2006.
ARTICLE XVIII
PAYMENT OF PREMIUMS
In Article XVIII a new letter (c and d) to the paragraph three (3) is added to read as follows:

3.	The monthly premiums

a.

1.

b.

1.

c.	The aforementioned premium rates (FY 2005-2006, amendment number 03-016G signed October 10, 2005) constitute the interim rates for the period beginning July 1st, 2006 to September 30, 2006, until a final rate be negotiated and agreed upon by the parties. Payments will be made from account number 5030-113.
d.	The interim rate shall be subject to an adjustment in the event there is a difference between the interim and final agreed premium rate.
ARTICLE XXVIII
Effective Date and Term In Article XXVIII, paragraph (5) is deleted; paragraph (6) is renumbered as (5) and paragraph (1) is amended to read as follows:
1.	This contract shall be in effect starting at 12:01 AM Puerto Rico Time on July 1st, 2002, and is due on September 30, 2006.
The present amendments take precedence and shall prevail over any remaining sections and articles of the contract which are maintained but could conflict with these amendments.
This being the amendment that the parties have agreed to, each party places its initials at the margin of each of the pages contained herein, and affixes below its signature. In San Juan, Puerto Rico, on this 18th day of July, 2006.

/s/ Nancy Vega Ramos

NANCY VEGA RAMOS, MSc, HIA, MHP
Executive Director
Puerto Rico Health Insurance Administration

/s/ Socorro Rivas

SOCORRO RIVAS
Chief Executive Officer
Triple S, Inc.

/s/ Luis A. Marini

LUIS A. MARINI, DMD
Chief Executive Officer
Triple-C, Inc.

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